EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-153805) pertaining to the Home Bank Profit Sharing 401(k) Plan and the Registration Statement (Form S-8 No. 333-160155) pertaining to the Home Bancorp, Inc. 2009 Stock Option Plan of our report dated March 27, 2009, with respect to the consolidated financial statements of Home Bancorp, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 15, 2011